UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K
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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): June 25, 2003


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                           Commission File No. 0-18387

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                       PEGASUS AIRCRAFT PARTNERS II, L.P.
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             (Exact name of registrant as specified in its charter)


                         State of Organization: Delaware
                   IRS Employer Identification No. 84-1111757
      Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                           Telephone - (415) 434-3900










                       This document consists of 3 pages.


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Item 5.  Other Events:

On June 25, 2003, the Administrative General Partner of Pegasus Aircraft Partners II, L.P., (the "Partnership") determined to make a special distribution of $0.40 per $20 Unit as of August 7, 2003 to Unitholders of record as of August 1, 2003.

As of July 15, 2003, the Partnership will suspend all third party transfers. The Partnership will continue to seek to sell or otherwise liquidate the Partnership's final remaining aircraft, a McDonnell Douglas DC-9, McDonnell Douglas DC-10 freighter, and a Boeing 727-200 freighter, as soon as possible. Upon the sale or liquidation of its last remaining aircraft, the Partnership will liquidate pursuant to the Partnership Agreement. At that time, the Partnership will enter into a Liquidating Trust agreement in which all Unit holders of record will hold a beneficial interest equal to their respective pro rata interest in the Partnership based on their Units held as of the date of Partnership termination. The Partnership's remaining funds will be placed in an interest-bearing escrow account and will be held to pay any remaining Partnership obligations or liabilities that may arise. It is the current intention of the General Partners, subject to no other contingencies arising, to distribute to the Unit holders the balance of any remaining Partnership funds within 12 months of the establishment of the Liquidating Trust. The General Partners will serve as the trustees of the Liquidating Trust without compensation.




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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PEGASUS AIRCRAFT PARTNERS II, L.P.
                                             (Registrant)
                                             By: Air Transport Leasing, Inc.
                                                 Administrative General Partner





           June 25, 2003                         By: /S/Clifford B. Wattley
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                                                     Clifford B. Wattley
                                                     President and Director




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